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                            FLASHNET COMMUNICATIONS, INC.

                          RESTATED ARTICLES OF INCORPORATION


     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, FlashNet Communications, Inc., a Texas corporation (the "Corporation"), hereby adopts these Restated Articles of Incorporation (the "Restated Articles"), which accurately reflect the original Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the "Original Articles") and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                      ARTICLE I

     The name of the Corporation is FlashNet Communications, Inc.

                                      ARTICLE II

     The Original Articles are amended by these Restated Articles as follows:
(a) Article Four is amended in its entirety to increase the number of authorized shares of common stock from 5,000,000 to [50,000,000], to effect a split of __________ shares for each _________ share of common stock outstanding, to increase the number of authorized shares of preferred stock from 2,000,000 to [5,000,000] and to more specifically vest in the Board of Directors the authority to issue preferred stock in one or more series and to set the designations, rights and preferences of the preferred stock; (b) Article Seven is amended in its entirety to provide that the number of directors shall be set forth in the Bylaws; (c) Article Ten is added regarding transactions between the Corporation and its directors or officers; (d) Article Eleven is added to state indemnification provisions; (e) Article Ten is redesignated as Article Twelve and restated to limit director liability; (f) Article Eleven is redesignated as Article Thirteen and restated to permit written consents by shareholders; (g) Article Fourteen is added regarding special meetings of shareholders; and (h) Article Fifteen is added regarding adoption, revision and repeal of Bylaws.

                                     ARTICLE III

     Each such amendment made by the Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act and the Original Articles and each amendment made by the Restated Articles was duly adopted by the shareholders of the Corporation on _________________, 1998.

                                      ARTICLE IV

     The number of shares outstanding at the time of adoption of the Restated Articles was ______________ shares of common stock and _____________ shares of Series A Convertible preferred stock, all of which were entitled to vote on the Restated Articles as so amended. The number of shares of common stock voted for the Restated Articles was _________ and the number of shares of preferred stock voted for the Restated Articles was __________. The number of

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shares of common stock voted against the Restated Articles was _________ and the number of shares of preferred stock voted against the Restated Articles was _________.

                                      ARTICLE V

     The Original Articles are hereby superseded by the following Restated Articles, which accurately copy the entire text thereof as amended as set forth above:


                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                            FLASHNET COMMUNICATIONS, INC.


                                     ARTICLE ONE

     The name of the Corporation is FlashNet Communications, Inc.

                                     ARTICLE TWO

     The period of its duration is perpetual.

                                    ARTICLE THREE

     The Corporation is organized for the purpose of providing Internet services to the general public, commercial interests and others, and the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                     ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have the authority to issue is [55,000,000] shares, consisting of (i) [50,000,000] shares of common stock, without par value, and (ii) [5,000,000] shares of preferred stock, $1.00 par value.

     Each of the Corporation's common shares issued and outstanding immediately prior to the taking effect of this Article Four is hereby changed into ____________ common shares.

     The aggregate stated capital of the common shares issued and outstanding upon the taking effect of this Article Four shall be the same as the aggregate stated capital of the common shares issued and outstanding immediately prior to the taking effect of this Article Four.

     Each certificate representing one or more common shares issued and outstanding immediately prior to the taking effect of this Article Four shall thereafter represent the same number of common shares; and the Corporation shall issue to or upon the order of each holder

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of record, as of the close of business on the day this Article Four takes effect, an additional certificate or certificates representing
_________________ common shares for each common share theretofore represented by such outstanding share certificate.

     The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                     COMMON STOCK

     (1) Each share of common stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of common stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of common stock held.

     (2) Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock or any series thereof, the holders of shares of the common stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock or any series thereof, the holders of shares of the common stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the common stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

                                   PREFERRED STOCK

     (4) Shares of the preferred stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of preferred stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the

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number of shares within such series that are then issued.  The relative powers, rights, preferences, and limitations may vary between and among series of preferred stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (a)  The designation of such series;

          (b)  The number of shares initially constituting such series;

          (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

          (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

          (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

          (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including,

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     but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

          (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

          (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

          (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

          (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

          (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

     (5) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of preferred stock, the holders of shares of preferred stock and all series thereof who are entitled to vote shall vote together with the holders of shares of common stock, and not separately by class.

                                     ARTICLE FIVE

     The street address of the Corporation's registered office is 1812 North Forest Park Boulevard, Fort Worth, Texas 76102, and the name of its registered agent at that address is M. Scott Leslie.

                                     ARTICLE SIX

     The Corporation will not commence business until it has received consideration of the value of $1,000.00, consisting of money, labor done or property actually received, for the issuance of its shares.


RESTATED ARTICLES OF INCORPORATION                                       Page 5

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                                    ARTICLE SEVEN

     No shareholder or other person shall have a preemptive right to acquire any treasury shares, presently authorized shares, or shares the Corporation may hereafter be authorized to issue. Shares of the Corporation may be issued and sold from time to time by direction of the Board of Directors and upon such terms and conditions as the Board of Directors may deem proper and advisable.

                                    ARTICLE EIGHT

     The number of directors shall be set forth in the Bylaws of the Corporation and, until amended, shall be six. The name and address of each director is:

     John B. Kleinheinz          201 Main Street
                                 Suite 2001
                                 Fort Worth, Texas  76102

     Michael Scott Leslie        1812 N. Forest Park Blvd.
                                 Fort Worth, Texas  76102

     James B. Francis, Jr.       2911 Turtle Creek
                                 Suite 925
                                 Dallas, TX 75219

     James A. Ryffel             3113 University Dr.
                                 Suite 600
                                 Fort Worth, Texas  76109

     Kevin Stadtler              20 William Street
                                 Wellesley, Massachusetts 02181

     Albert Lee Thurburn         1812 N. Forest Park Blvd.
                                 Fort Worth, Texas  76102

                                     ARTICLE NINE

     Cumulative voting by the shareholders at any election for directors is prohibited. The shareholders entitled to vote for directors in the election may cast only one vote per directorship for each share held.

                                     ARTICLE TEN

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or


RESTATED ARTICLES OF INCORPORATION                                       Page 6

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officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

                                    ARTICLE ELEVEN

     The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

                                    ARTICLE TWELVE

     To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Twelve does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

          (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;


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          (c)  a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Any repeal or amendment of this Article Twelve by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelve, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act. The foregoing provisions of this Article Twelve shall not authorize the elimination or limitation of the liability of a director of the Corporation for any act or omission occurring prior to August 31, 1987.

                                   ARTICLE THIRTEEN

     Any action which may be taken, or which is required by law or the Articles of Incorporation or Bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE FOURTEEN

     A special meeting of the shareholders of the Corporation may only be called by the President or Board of Directors of the Corporation or the holders of not less than 25 percent of all the shares entitled to vote at the proposed special meeting or by such other person or persons as may be so authorized by the Bylaws of the Corporation.

                                   ARTICLE FIFTEEN

     The power to amend or repeal the Corporation's Bylaws and to adopt new Bylaws shall be reserved exclusively to the Board of Directors of the Corporation.

                                   ARTICLE SIXTEEN

     The foregoing change of the par value of the Corporation's preferred stock from $1.00 per share to $0.01 per share has no effect on the Corporation's stated capital.


RESTATED ARTICLES OF INCORPORATION                                       Page 8

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     EXECUTED as of ___________, 1998.


                                          FLASHNET COMMUNICATIONS, INC.


                                          By: __________________________________
                                              M. Scott Leslie, President and
                                              Secretary














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